Management’s Certification on Compliance with Applicable Servicing Criteria

PGIM Real Estate Loan Services, Inc. (“PGIM RELS”) is responsible for assessing compliance with the servicing criteria applicable to PGIM RELS under paragraph (d) of Item 1122 of Regulation AB (the “Servicing Criteria”), as of and for the year ended December 31, 2023, (the ”Reporting Period”) as set forth in Exhibit A hereto in connection with all commercial mortgage loans serviced within the Platform, as set forth in Exhibit B, during the applicable period;

1.        Except as set forth in paragraph 3 and 4 below, the Asserting Parties used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Servicing Criteria;

2.        The criteria described as not applicable on Exhibit A hereto are inapplicable to the Asserting Parties based on the activities of PGIM RELS performed with respect to commercial mortgage securities transactions involving mortgage loans, also PGIM RELS has identified specific servicing criteria for which no transaction activity occurred;

3.        PGIM RELS has engaged certain vendor(s), which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the “Vendor(s)”), to perform specific and limited activities or activities scripted by PGIM RELS as of and during the Reporting Period, and PGIM RELS elects to take responsibility for assessing compliance with the Servicing Criteria or portion of the Servicing Criteria applicable to such Vendor(s), excluding CoreLogic Solutions, LLC (“CoreLogic”) as set forth in Exhibit A hereto (such criteria, the “Applicable Vendor Servicing Criteria”).

PGIM RELS has policies and procedures in place designed to provide reasonable assurance that the Vendor(s)’ activities comply in all material respects for purposes of Regulation AB with the Applicable Vendor Servicing Criteria. PGIM RELS (i) has not identified and is not aware of any material instance of noncompliance by the Vendor(s) with the Applicable Vendor Servicing Criteria that would affect PGIM RELS’s compliance and (ii) has not identified any material deficiency in PGIM RELS’s policies and procedures to monitor the compliance by the Vendor(s) with the Applicable Vendor Servicing Criteria as of December 31, 2023 and for the Reporting Period.

4.        PGIM RELS has engaged CoreLogic to perform specific and limited activities as of and during the Reporting Period. PGIM RELS is relying on CoreLogic’s Management’s Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria, which includes commercial mortgage loan outsourcing customers for which CoreLogic acted as the tax service provider, as issued by Grant Thornton LLP, dated January 31, 2024 with respect to the Applicable Vendor Servicing Criteria applicable to CoreLogic.

5.        PGIM RELS has complied, in all material respects, with the Servicing Criteria as of and for the year ending December 31, 2023; and

6.        PricewaterhouseCoopers LLP has issued an attestation report with respect to PGIM RELS’s assessment of compliance with the Servicing Criteria as of and for the year ended December 31, 2023.

February 23, 2024

PGIM Real Estate Loan Services, Inc.

/s/ Joni Brown-Haas

Joni Brown-Haas, President

/s/ Keith Kehlbeck

Keith Kehlbeck, Vice President

EXHIBIT A
SERVICING CRITERIA Reg AB Portfolio		APPLICABLE SERVICING CRITERIA			INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Vendor(s)	Performed by Other Servicers
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Y
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Y
1122(d)(1)(iii)	Any requirements in the transaction ag reements to maintain a back-up servicer for the mortgage loans are maintained.				N/A
1122(d)(1)(iv)

If a Fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Y#1
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Y
Cash Collection and Administration
1122(d)(2)(i)

Payments on Pool assets are deposited into the appropriate custodial bank account and related bank clearing accounts no more than 2 business days of receipt, or such number of days specified in the transaction agreement

Y
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel	Y		Y#2
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions and any interest or other fees charged for such advances are made, reviewed, and approved as specified in the transaction agreements

Y
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of O/C, are separately maintained as set forth in the transaction agreement	Y
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreement. For purposes of this criterion, ‘federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13K- 1(b)(1) of the Securities Exchange Act.

Y
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access	Y	Y#2a	Y#2
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts: (1) Are mathematically accurate; (2) Are prepared within 30 calendar days after the bank statement cut-off date, or such other number of days specified in the transaction agreement; (3) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (4) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements

Y
Investor Remittances and Reporting
1122(d)(3)(i)

i) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; (D) Agree with investors' or the trustee's records as to the total unpaid principal; balance and number of pool assets serviced by the servicer.

		Y #6 for (A&B)			N/A for (C&D)
1122(d)(3)(ii)	Amounts due to Investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreement				N/A
1122(d)(3)(iii)	Disbursements made to an Investor are posted within 2 business days to the Servicers investor records, or such other number of days specified in the transaction agreement				N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statement				N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related pool asset documents	Y
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreement	Y#3
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreement	Y#4
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan asset documents are posted to the applicable servicer's obligor records maintained no more than 2 business days after receipt, or such other number of days specified, in transaction agreement and allocated to Principal, Interest, or other items in accordance with the related mortgage loan documents

Y
1122(d)(4)(v)	The Servicer's records regarding the mortgage loans agree with the servicer's records with respect to an obligor's unpaid principal balance	Y
1122(d)(4)(vi)

Changes with respect to terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Y
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements

Y#5
1122(d)(4)(viii)

Records documenting collection efforts are maintained during a period a pool asset is delinquent in accordance with the transaction agreement. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g. illness or unemployment).

Y
1122(d)(4)(ix)	Adjustments to interest rate or rates of return for mortgage loans with variable rates are computed based on the related pool asset documents	Y
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Y
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		Y		Y#2
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission

Y#2b
1122(d)(4)(xiii)	Disbursements made on behalf of obligor are posted within 2 business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements	Y
1122(d)(4)(xiv)	Delinquencies, charge-offs, and uncollected accounts are recognized and recorded in accordance with the transaction agreements	Y
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the trans agreements				N/A

Y = Yes

Y#1 = Fidelity bond and errors and omissions policies in force for Prudential. In addition, fidelity bond and errors and omissions policies are in force for the following servicer: CoreLogic Solutions, LLC (“CoreLogic”) ($2MM).

Y#2 = PGIM RELS uses Corelogic, a servicer, for the process of paying property taxes to the local government taxing authorities. Payment is made only after review, authorization and transfer of funds is completed by PGIM RELS. Policies and procedures are in place to monitor this servicer.

Y#2a = In 4Q 2021, Fidelity National Information Services, Inc. (“FIS”), an existing Prudential vendor, started printing checks on behalf of PGIM RELS. FIS handles this process on a large scale across multiple Prudential affiliates. As a result, PGIM RELS adopted FIS’s existing Policies and Procedures.

Y#2b - To the extent there is a late payment penalty that is not due to the obligor’s error or omission, such late payment penalty would be paid by PGIM RELS or CoreLogic, depending on the circumstances giving rise to the late payment.

Y#3 = As outlined in the PSAs, the primary responsibility for safeguarding all original documents (except Letters of Credit, which are held by PGIM RELS) is with the named Document Custodian. The named Trustee has oversight responsibility for the Document Custodian, not the Servicer. However, to the extent that loans are secured by Letters of Credit or loans are modified or some other credit action occurs which generates a new or revised loan document, then Servicer complies with this criterion.

Y#4 = PGIM RELS’ role related to additions, removals or substitutions to the asset pool only occurs after a decision is made to so modify the asset pool. The responsibility and any decisions related to additions, removals or substitutions to the asset pool is with the Trustee, Issuer and related mortgage loan seller. PGIM RELS as Servicer has not experienced any of these types of actions in its CMBS asset pools.

Y#5 = There are currently no transactions during the year that applied to this servicing criteria within the Reg AB portfolio where PGIM RELS was named the special servicer.

Y#6 = PGIM RELS does not report to investors but reports only to the master servicer and/or trustee.

N/A = Not applicable, as the criteria is not the responsibility of the primary/master servicer or no event has occurred which triggered an action by the primary/master servicer.

Exhibit B

List of Commercial Mortgage-Backed Security Transactions – RegAB Portfolio

1. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-PWR3 ("BSCMS 2004-PWR3")

2.  Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-PWR6 ("BSCMS 2004-PWR6")

3. Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-PWR10 ("BSCMS 2005-PWR10")

4. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR16 ("BSCMS 2007-PWR16")

5. Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17 ("BSCMS 2007-PWR17")

6. RBS Commercial Mortgage Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11

7. WFRBS Commercial Mortgage Trust 2013-C12, Commercial Mortgage Pass-Through Certificates, Series 2013-C12

8. WFRBS Commercial Mortgage Trust 2013-C13, Commercial Mortgage Pass-Through Certificates, Series 2013-C13

9. WFRBS Commercial Mortgage Trust 2013-C14, Commercial Mortgage Pass-Through Certificates, Series 2013-C14

10. RBS Commercial Mortgage Trust 2013-C15, Commercial Mortgage Pass-Through Certificates, Series 2013-C15

11. WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16

12. WFRBS Commercial Mortgage Trust 2013-C17, Commercial Mortgage Pass-Through Certificates, Series 2013-C17

13. WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10

14. WFRBS Commercial Mortgage Trust 2013-C18, Commercial Mortgage Pass-Through Certificates, Series 2013-C18

15. Commercial Mortgage Trust 2013-CCRE13, Commercial Mortgage Pass-Through Certificates, Series 2013-CCRE13

16. Commercial Mortgage Trust 2014-CCRE14, Commercial Mortgage Pass Through Certificates, Series 2014- CCRE14

17. RBS Commercial Mortgage Trust 2014-C19, Commercial Mortgage Pass Through Certificates, Series 2014-C19

18. WFRBS Commercial Mortgage Trust 2014-C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20

19. 20RBS Commercial Mortgage Trust-2014-C21, Commercial Mortgage Pass-Through Certificates, Series 2014-C21

20. WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22

21. RBS Commercial Mortgage Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23

22. WFRBS Commercial Mortgage Trust 2014-C24, Commercial Mortgage Pass-Through Certificates, Series 2014-C24

23. WCMF Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass–Through Certificates, Series 2014-LC18

24. RBS Commercial Mortgage Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

25. WFCM Commercial Mortgage Pass-Through Certificates, Series 2015-C26

26. WFCM Commercial Mortgage Pass-Through Certificates, Series 2015-C27

27. WFCM Commercial Mortgage Pass-Through Certificates, Series 2015-C28

28. WFCM Commercial Mortgage Pass-Through Certificates, Series 2015-SG1

29. WFCM Commercial Mortgage Pass-Through Certificates, Series 2015-C31

30. CFCRE 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C3

31. SG Commercial Mortgage Securities Trust 2016-Cs, Commercial Mortgage Pass- Through Certificates Series 2016-C5